Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board Of directors
Family Room Entertainment Corporation

We consent to the inclusion by reference in this registration statement on Form S-8 of our report dated October 13, 2003 on our audits of the consolidated financial statements of Family Room Entertainment Corporation for the years ended June 30, 2003 and 2002. We also consent to the reference to our firm under the caption “Experts”.

/s/ Ham, Langston & Brezina, L.L.P

Houston, Texas
September 3, 2004